Exhibit 99.1

AFP IMAGING COMPLETES THE ACQUISITION OF “QR, srl”,
A LEADING EDGE, 3-D IMAGING TECHNOLOGY COMPANY

Elmsford, NY, April 23, 2007 - AFP Imaging Corporation (OTCBB: AFPC.OB) announced today that it has successfully completed the acquisition of Quantitative Radiology, srl (“QR”) of Verona, Italy. Over the past ten years, QR has been the global leader in developing, manufacturing and distributing a unique, three-dimensional, digital x-ray imaging technology, NewTom, for dentists and other professionals. This is known as Cone Beam CT scanning (“CBCT”). NewTom is a specialized x-ray system in conjunction with proprietary software that reconstructs the 3-D radiographic images from the captured data. QR has a manufacturing facility in Verona, Italy and uses dealers and distributors throughout the world. AFP has been QR’s exclusive distributor for North America for the past year. Industry estimates of the CBCT dental market size, for the next two years, is about $200 million. At the time of acquisition, QR’s installed base, worldwide, was approximately five hundred units. The purchase was funded through a combination of new equity investors and senior debt. Sales for AFP’s fourth quarter and fiscal year ending June 30, 2007 will include QR’s revenues and operating income beginning April 20, 2007.

QR markets their product under the name “NewTom 3G” and is FDA certified for sale in the USA. It is CE approved for sale in Europe and other parts of the world. The NewTom 3G, CBCT scanner, has a manufacturer’s suggested retail price between $150,000 and $250,000 depending upon its configuration and the size of its field of view. AFP has recently displayed, at several major international dental trade shows, another advanced NewTom model, the “Vertical Generation” (“VG”). In this model, the patient can now stand, sit or be in a wheel chair as compared to the patient lying down on a horizontal support table. AFP is currently the only supplier in the world with both model configurations to suit the varied clinical needs for different patient conditions. Elderly, infirm or trauma patients can be better accommodated in the horizontal mode and smaller private dental facilities can take advantage of the vertical or upright patient positioning when space limitations prevail. Both systems use the same basic x-ray source and QR’s proprietary software. AFP and QR will continue to expand and invest in additional research and development for other medical applications as well as future enhancements of the software. This technology is the gateway to employing precision drill guidance for implant treatment today and robotic procedures that will evolve in the near future. Sales and Marketing by both organizations will be integrated for an improved worldwide presence, expanded educational effort and overall technical support.

Historically, QR, AFP Imaging and its Dent-X dental equipment product lines have been industry innovators. In 1997, our Company entered the digital x-ray sensor field by acquiring a Swedish imaging group that was one of the first organizations to combine intra oral dental x-rays with digital, computer reconstructed images. These diagnostic sensors replace the need for dental x-ray film. Simultaneously, QR was focused on researching and designing the first generation of low dose, in office, dental x-ray equipment using three-dimensional software techniques, similar to whole body CT scanners. The product and technology has evolved over the past ten years. The CBCT scans the anatomical area from the bridge of the nose to the teeth and then down to the throat. Now, with the consolidation of AFP and QR, the Company will expand its joint efforts and knowledge to provide additional sophisticated, diagnostic equipment. 3-D digital imaging has many clinical and consultation advantages over historic analog x-ray films or even digital, two-dimensional radiographs. The primary users are dentists, implantologists, oral surgeons, orthodontists and dental radiologists as well as Ear, Nose and Throat (ENT) medical specialists. The NewTom 3G provides critical diagnostic information, with accurate three-dimensional images, that facilitates the evaluation of the patient’s condition and aides in the planning for future treatment. By using a NewTom 3G in the office, the doctor’s practice can be more efficient and simultaneously more cost effective for the patient.

David Vozick, Chairman of AFP said, “The QR acquisition was an important step in our long term growth strategy. This will certainly provide external financial expansion from the consolidation but more importantly a base from which additional internal, organic growth will come from in the future. Along with QR’s overall business, we gained a very strong product development team, in Italy, that with Dr. Molteni is an important asset to expand our digital product design efforts plus the development of application software.”

“To take full advantage of the opportunities before us, AFP also announced that Mr. Daniel Fields has joined the company as Executive Vice President of Sales. He will direct the North American sales efforts for all of our dental, medical CBCT and veterinary product lines. Daniel has extensive experience in marketing and selling sophisticated, high end products to the professional medical user. This includes surgical lasers as well as dental practice service expansion through “dental spas”. Mr. Fields will coordinate and integrate sales of all product lines where equipment and software cross over between medical, dental and veterinary applications. He will explore other market needs and requirements to add additional products that can be sold and delivered through direct and dealer distribution channels.”

Dr. Molteni, AFP’s Executive Vice President of Technology said, “We are very pleased to add this state of the art technology to AFP’s broad, imaging product line. 3-D is the necessary key to future robotic procedures that are now about to enter the dental operatory. Other remote controlled surgical procedures have become commonplace today in hospital operating rooms. Giving the dental specialist or ENT physician the ability to accurately complete a complex procedure supported by a sophisticated piece of our in-office imaging equipment is part of an overall trend to improve health care services on an ambulatory, cost effective, out patient basis. AFP views itself as a serious supplier of equipment for these and other clinical applications.”

AFP Imaging is a diagnostic imaging supplier whose products are distributed worldwide with clinical applications for dental, medical and veterinary professionals. The company’s quality assurance program is ISO 9001 certified, an international standard. The company’s digital imaging technologies and product lines are providing the gateway for future internal and external growth. Through its global distribution network, the company has produced branded products that are installed in approximately 100,000 dental and medical facilities. Each site serves as a reference point for future user upgrades of equipment. The company’s products are distributed under various trademarked brand names that include AFP, DENT-X, EVA and NEWTOM. For additional corporate information please visit our web sites at www.afpimaging.com, www.dent-x.com and www.newtomdental.com.

The remarks contained in this press release and presented elsewhere by management from time to time contain forward-looking statements, which involve risks and uncertainties, including statements regarding the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ significantly from the results discussed in this press release or in other forward-looking statements presented by management. Among the factors that could cause actual results to differ materially include the failure of revenue on new products to develop as estimated, regulatory delays, loss of existing customers, the Company’s inability to meet increasing demand for its new products, general downward trends in the Company’s industry and other risk factors as described in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectation or any change in events, conditions or circumstances on which such statement is based.

FOR IMMEDIATE RELEASE
Contact: David Vozick, Chairman
AFP Imaging Corporation
914-592-6100